Exhibit 21
Principal Subsidiaries of Hewlett Packard Enterprise Company

The registrant's principal subsidiaries and affiliates as of October 31, 2018 are included in the list below.

ARGENTINA
-Hewlett-Packard Argentina S.R.L.
AUSTRALIA
-Hewlett-Packard Australia Pty Ltd
-HP Enterprise Services Australia Pty Ltd
-HP Financial Services (Australia) Pty Limited
AUSTRIA
-Hewlett-Packard Gesellschaft mbH
BELGIUM
-Hewlett-Packard Belgium SPRL/BVBA
BRAZIL
-HP Financial Services Arrendamento Mercantil S.A.
-Hewlett-Packard Brasil Ltda.
BULGARIA
-Hewlett-Packard Bulgaria EOOD
CANADA
-Hewlett-Packard Financial Services Canada Company
CAYMAN ISLANDS
-Hewlett-Packard Marigalante Ltd.
-Sapphire Holding Co
- H3C Holdings Limited
- Hewlett-Packard G1 SPV (Cayman) Company
-Aruba Networks International Cayman

CHILE
-Hewlett-Packard Chile Comercial Limitada
-HP Financial Services (Chile) Limitada
CHINA
-Hangzhou H3C Technologies Co., Ltd (underwent name change - New H3C…)
- Hewlett Packard Enterprise (China) Co., Ltd.
-Shanghai Hewlett-Packard Co. Ltd.
- Unis Huashan Technologies Co., Limited
-Hewlett-Packard Leasing Limited
COLOMBIA
-Hewlett Packard Colombia Ltda.
COSTA RICA
-Hewlett Packard Enterprise Costa Rica, Limitada
CROATIA
-Hewlett-Packard d.o.o.
CZECH REPUBLIC
-Hewlett-Packard s.r.o.
DENMARK
-Hewlett-Packard ApS
ECUADOR
-Hewlett-Packard Ecuador Cia. Ltda.
EGYPT
-Hewlett-Packard Egypt Ltd.
ENGLAND & WALES
-Nimble Storage UK Limited
-Hewlett-Packard Limited
-Hewlett-Packard Holdings Ltd.
FINLAND

-Hewlett-Packard OY
FRANCE
-Hewlett-Packard France SAS
GERMANY
-Hewlett-Packard GmbH
GHANA
-Hewlett-Packard Ghana Limited
GREECE
-Hewlett-Packard Hellas EPE
HONG KONG
-Hewlett-Packard HK SAR Ltd.
INDIA
- Hewlett Packard Enterprise India Private Limited
-Hewlett-Packard Financial Services (India) Private Limited
-Hewlett Packard Enterprise GlobalSoft Private Limited
IRELAND
-Hewlett-Packard International Bank Public Limited Company
- Aruba Networks International Limited
-Hewlett Packard Enterprise Ireland Limited
ISRAEL
-Hewlett-Packard (Israel) Ltd.
-Nimble Storage Israel Ltd
ITALY
-Hewlett-Packard Italiana S.r.l.
-HPFS Rental S.R.L.
JAPAN
-Hewlett-Packard Japan, Ltd.
-HP Financial Services (Japan) K.K.

-Nimble Storage Japan GK
KOREA, REPUBLIC OF
-Hewlett-Packard Korea Ltd.
-HP Financial Services Company (Korea)
LATVIA
-Hewlett-Packard SIA
LITHUANIA
-UAB ES Hague Lietuva
MACAU
-Hewlett-Packard Macau Limited
MALAYSIA
-Hewlett-Packard (M) Sdn. Bhd.
MEXICO
-Hewlett-Packard Mexico S. de R.L. de C.V.
-Hewlett-Packard Operations Mexico, S. de R.L. de C.V.
MOROCCO
-Hewlett-Packard SARL
MOZAMBIQUE
-Hewlett-Packard Moçambique, Limitada - Sociedada em Liquidação
MAURITIUS
-Compaq Computer (Mauritius)
NETHERLANDS
-Compaq Trademark B.V.
-Hewlett Packard Enterprise B.V.
-Hewlett-Packard Nederland B.V.
-Hewlett-Packard Caribe B.V.
NEW ZEALAND
-Hewlett-Packard New Zealand

NIGERIA
-Hewlett-Packard (Nigeria) Limited
NORWAY
-Hewlett-Packard Norge AS
PERU
-Hewlett-Packard Peru S.R.L.
PHILIPPINES
-Hewlett-Packard Philippines Corporation
POLAND
-Hewlett Packard Enterprise Polska sp. z o.o.
PORTUGAL
-Hewlett-Packard Portugal Lda.
PUERTO RICO
-Hewlett-Packard Technology Center, Inc.
-Hewlett Packard Caribe BV LLC
-Hewlett-Packard Caribe Y Andina B.V. LLC
RUSSIAN FEDERTION
-Limited Liability Company Hewlett Packard Enterprise
SCOTLAND
-Hewlett-Packard Manufacturing Ltd
SINGAPORE
-Hewlett-Packard Asia Pacific Pte. Ltd.
-Hewlett-Packard Singapore (Sales) Pte. Ltd.
SOUTH AFRICA
-Hewlett-Packard South Africa (Proprietary) Limited
SPAIN
-Hewlett-Packard Servicios España S.L.
SWEDEN

-Hewlett-Packard Sverige AB
SWITZERLAND
-Hewlett Packard Enterprise B.V., Amstelveen, Meyrin Branch
-Hewlett-Packard International Sàrl
-Hewlett-Packard (Schweiz) GmbH
TAIWAN
-Hewlett Packard Taiwan Ltd.
TANZANIA
-Hewlett-Packard (Tanzania) Limited
THAILAND
-Hewlett-Packard (Thailand) Limited
TURKEY
-Hewlett-Packard Teknoloji Çözümleri Limited Şirketi
UNITED ARAB EMIRATES
-Hewlett-Packard Middle East FZ-LLC
UNITED STATES
DELAWARE
-3Com International, Inc.
-3PAR Inc.
- Aruba Networks, Inc.
-Cloud Technology Partners, Inc.
-EDS World Corporation (Far East) LLC
-Hewlett-Packard Bermuda Enterprises, LLC
-Hewlett-Packard Financial Services Company
-Hewlett-Packard Luxembourg Enterprises, LLC
-HP Financial Services International Holdings Company
-HPE Government, LLC
-HPFS Global Holdings I, LLC

-HPFS Global Holdings II, LLC
-Nimble Storage, Inc.
VENEZUELA
-Hewlett-Packard Venezuela, S.R.L.